EXHIBIT 99.1

Media Contact:	Investor Contact:
Helena Kimball Greenough Communications 415.434.3200 ext. 12 hkimball@greenoughcom.com	Mila Birnbaum Raindance 800.878.7326 ext. 3000 ir@raindance.com

RAINDANCE REPORTS THIRD QUARTER FINANCIAL RESULTS

Third Quarter Financial Highlights

•	Total revenue of $18.0 million, up 15% from the comparable period in 2002

•	Net income of $1.2 million or $0.02 per share, compared to a net loss of $138,000 or $0.00 per share in the same period in 2002

•	Adjusted EBITDA* of $4.4 million, up from $3.2 million in the same period in 2002

•	Overall gross margin of 59%, compared to 58% in the same period in 2002; service gross margins of 56%, compared to 58% in the same period in 2002

Louisville, Colo., October 22, 2003 - Raindance Communications® (NASDAQ: RNDC), a premier provider of integrated web and audio conferencing today announced its results for the third quarter of 2003.

Total revenue for the third quarter of 2003 was $18.0 million, representing a 15% increase from the same period in 2002. Service revenue increased $1.3 million to $17.0 million from $15.7 million in the comparable period in 2002. Software revenue was $1.0 million in the third quarter of 2003. In addition, net income of $1.2 million, or $0.02 per share, compares to a net loss of $138,000 or $0.00 per share in the same period of 2002. Raindance also reported adjusted EBITDA* of $4.4 million in the third quarter of 2003, up from $3.2 million in the same period last year. The company reported strong operational metrics, including a substantial increase in usage-based minutes, which grew to 168 million, a 7% increase from the previous quarter.

“We are pleased with the solid Q3 performance we are reporting today,” said Nicholas Cuccaro, Raindance interim president and CEO. “Raindance remains well positioned to achieve our product development goals and our financial objectives for the year.”

The company also reported $3.9 million positive cash flow from operations for the quarter and a net overall increase in cash of $800,000, resulting in a quarter-ending cash balance of $35.8 million.

Guidance

The following information contains forward-looking statements regarding Raindance’s financial performance. These statements are based on current expectations and Raindance assumes no obligation to update any forward-looking information contained in this press release. The company is reiterating its guidance for 2003 and anticipates 2003 revenues in the range of $70 to $72 million, net income in the range of $1 to $3 million and basic earnings per share in the range of $0.02 to $0.06. This guidance reflects $2.9 million of software revenue in Q4, an anticipated increase in marketing expenditures to support the release of our next-generation technology in Q4 and charges related to the separation agreement for Raindance’s former president and CEO, which are expected to be $0.6 million.

Management will discuss these and other results on Raindance’s quarterly earnings call today, October 22, 2003, beginning at 4:30 p.m. Eastern Time. The public may access the call by visiting the Investor Relations section of Raindance’s web site at www.raindance.com and clicking on the Q3 2003 Earnings Webcast icon or via a listen-only toll-free number by dialing 1-800-225-9448 and referencing Raindance’s earnings conference call. If you are unable to participate during the live webcast, a replay of the call will be available at www.raindance.com after the conclusion of the conference call.

* Explanation of adjusted EBITDA, a Non-GAAP Financial Measure

We report adjusted EBITDA (EBITDA excluding stock-based compensation expense), a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance and liquidity that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. Additionally, sophisticated financial institutions and banks use adjusted EBITDA as a performance metric in their lending practices. For example, adjusted EBITDA is used to determine our compliance with a financial covenant in the company’s current loan and security agreement. 2002 and 2003 third quarter and year to date adjusted EBITDA have been reconciled with net income (loss) for such periods in the attached Condensed Consolidated Statements of Operations.

It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

About Raindance Communications

Raindance Communications, Inc. (NASDAQ: RNDC), headquartered in Louisville Colorado, is a leading provider of web and phone conferencing services that make everyday meetings more productive. Raindance’s convenient, reservationless audio conferencing service provides greater flexibility and reliability, increasing the efficiency of remote meetings. The company’s advanced web conferencing service increases participant interactivity and improves the bottom line by allowing users to conduct engaging remote meetings and seminars without the expense of travel. Raindance’s proprietary architecture integrates leading-edge technologies into a single convergent communications platform that has been selected by leading businesses to increase productivity and strengthen business relationships. For more information visit www.raindance.com or call 800.878.7326.

- more -

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

This release contains plans, intentions, objectives, estimates and expectations that may constitute forward-looking statements. This release also includes an invitation to our earnings call, which will contain additional forward-looking statements. The statements referenced in this release or in our upcoming earnings call include, but are not limited to: our expectations regarding future growth and financial performance, including the efficiency of our business; increasing use of our services; our ability to accelerate revenue growth; our projections for revenue, net income and gross margins in 2003; any implication that our earnings and gross margins are sustainable or growing; any implication that our product development efforts and plans will improve our financial or operating performance; and all additional statements that confer or infer future demand for our services or positive operating results from the provision of these services. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include, but are not limited to, risks with respect to our ability to properly forecast operating results; recent changes in the economy and its effect on our business; changes in our marketplace and in communication services technology; competition from existing and new competitors; pricing pressure; our ability to retain existing customers, including our largest customers, and increase their usage of our services; our ability to collect a material portion of any outstanding current or future accounts receivables from any large customer; our reliance on sole or limited suppliers; and our ability to successfully deliver our services. We may not be able to effectively address these risks, and accordingly our financial performance and stock price may be adversely affected. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-Q filed on August 14, 2003. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov or through our website at www.raindance.com. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.

Raindance and Raindance Communications are registered trademarks of Raindance Communications, Inc.

# # #

RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)
(unaudited)

	December 31, 2002	September 30, 2003

Assets
Current assets:
Cash and cash equivalents	$31,699	$35,832
Accounts receivable, net	8,982	10,319
Prepaid expenses and other current assets	1,045	1,578

Total current assets	41,726	47,729
Property and equipment, net	24,493	24,022
Goodwill	45,587	45,587
Other assets	1,199	1,802

Total Assets	$113,005	$119,140

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,193	$6,907
Current portion of long-term debt	1,030	1,312
Accrued expenses	2,951	2,924
Current portion of restructuring reserve	507	270
Deferred revenue	423	116

Total current liabilities	10,104	11,529
Restructuring reserve, less current portion	518	258
Long-term debt, less current portion	2,026	1,556
Other	34	54

Total Liabilities	12,682	13,397

Stockholders’ Equity:
Common stock	78	81
Additional paid-in capital	276,211	278,515
Deferred stock-based compensation	(4,067)	(3,058)
Accumulated deficit	(171,899)	(169,795)

Total Stockholders’ Equity	100,323	105,743

Total Liabilities and Stockholders’ Equity	$113,005	$119,140

RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,

	2002	2003	2002	2003

Revenue:
Service	$15,700	$16,959	$44,965	$49,233
Software	—	1,056	—	1,056

Total revenue	15,700	18,015	44,965	50,289

Cost of revenue:
Service	6,618	7,394	20,848	20,745
Software	—	—	—	—

Total cost of revenue	6,618	7,394	20,848	20,745

Gross profit	9,082	10,621	24,117	29,544

Operating expenses:
Sales and marketing	4,774	4,644	13,784	13,949
Research and development	1,854	2,159	5,966	5,877
General and administrative	1,774	1,993	5,483	5,411
Stock-based compensation expense	841	679	2,277	2,238
Restructuring charges	—	—	584	—

Total operating expenses	9,243	9,475	28,094	27,475

Income (loss) from operations	(161)	1,146	(3,977)	2,069
Other income, net	23	6	69	35

Net income (loss)	$(138)	$1,152	$(3,908)	$2,104

Net income (loss) per share-
-Basic	$(0.00)	$0.02	$(0.08)	$0.04

-Diluted	$(0.00)	$0.02	$(0.08)	$0.04

Weighted average number of common shares outstanding-
-Basic	51,432	53,565	50,064	53,135
-Diluted	51,432	55,320	50,064	54,733

Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$(138)	$1,152	$(3,908)	$2,104
Add: Depreciation, amortization and other income (expense), net	2,528	2,534	7,614	7,680
Add: Stock-based compensation expense	841	679	2,277	2,238

Adjusted EBITDA	$3,231	$4,365	$5,983	$12,022

RAINDANCE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)
(unaudited)

	Nine months ended
	September 30,

	2002	2003

Cash flows from operating activities:
Net income (loss)	$(3,908)	$2,104
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,683	7,715
Restructuring charges	584	—
Stock-based compensation	2,277	2,238
Other	65	36
Changes in operating assets and liabilities:
Accounts receivable	(3,207)	(1,337)
Prepaid expenses and other current assets	280	(828)
Other assets	645	(58)
Accounts payable and accrued expenses	34	1,025
Deferred revenue	444	(307)

Net cash provided by operating activities	4,897	10,588

Cash flows from investing activities:
Purchase of property and equipment	(5,535)	(6,882)
Proceeds from disposition of equipment	3	29
Cash paid for acquisition of InterAct, net of cash received	(2,772)	—
Change in restricted cash	—	194

Net cash used by investing activities	(8,304)	(6,659)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,383	1,077
Payments on debt	(1,485)	(873)

Net cash provided (used) by financing activities	(102)	204

Increase (decrease) in cash and cash equivalents	(3,509)	4,133
Cash and cash equivalents at beginning of period	34,221	31,699

Cash and cash equivalents at end of period	$30,712	$35,832